Exhibit 99.1

LMAT INVESTMENT HIGHLIGHTS:

$89.6mm sales in 2016*

14% reported growth

12% organic growth

$16.9mm operating income in 2016*

47% growth

19% operating margin

91 direct sales reps

Acquisition and R&D strategy

Strong balance sheet, dividend payer, share repurchase

*Management Guidance, November 10, 2016

Financials: Sales

+14% reported growth +12% organic growth

$100

$90

    6*

$80    .

    89

$70    $

mm)    $60

$

(    $50

$40

$30

$20

$10

$0

    2007200820092010201120122013201420152016*

    *Management Guidance, November 10, 2016

GAAP to Non-GAAP Financial

Measures Reconciliation

Reconciliation between GAAP and Non-GAAP EBITDA:    2009 2010201120122013201420152016*

Net Income as reported    $1,598$6,013 $2,143$2,571$3,202$3,915$7,758$7,993

Interest    $(12)$(26) $(11)$(77)$8$4$(13)$(55)

Taxes    $617$(1,988) $1,609$1,422$1,126$2,405$3,666$4,415

Depreciation and amortization    $1,419$1,376 $2,037$2,234$2,793$3,334$3,394$2,658

EBITDA    $3,622$5,375 $5,778$6,150$7,129$9,658$14,805$15,011

    *At 9/30/2016

Reconciliation between GAAP and Non-GAAP sales growth:

For the year ending December 31,    2016

Net sales per guidance**     $89,550

Impact of currency exchange rate fluctuations     167

Net impact of acquisitions excluding currency     (1,793)

Adjusted net sales     $87,924

For the year ending December 31,    2015

Net sales as reported     $78,352

Net impact of divestitures excluding currency     (153)

Adjusted net sales     $78,199

Adjusted net sales increase for the year ending December 31, 2016     $9,72512%

    Amounts are in thousands and are unaudited

    **Management Guidance, November 10, 2016